SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)   August 9, 2002
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                         NATIONAL PENN BANCSHARES, INC.
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             (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-10957                23-2215075
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(State or other jurisdiction        (Commission           (I.R.S. Employer
     of incorporation)              File Number)             Ident. No.)


Philadelphia and Reading Avenues, Boyertown, PA             19512
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  (Address of principal executive office)                (Zip Code)


Registrant's telephone number, including area code (610) 367-6001
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                                       N/A
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          (Former name or former address, if changed since last report)

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Item 5.  Other Events.
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         Stock Repurchase Plan (Rule 10b5-1 Plan)
         ----------------------------------------

         On August 9, 2002, National Penn adopted a pre-determined stock repurchase plan pursuant to SEC Rule 10b5-1. The purpose of this Plan is to carry out National Penn's previously reported 1 million share stock repurchase plan adopted on June 26, 2002.

         Under the August 9, 2002 plan, beginning September 2, 2002 and on each business day thereafter until termination of the plan, National Penn will purchase up to 1,000 shares of National Penn stock through an independent broker, provided the price does not exceed a stipulated amount. The plan is also intended to comply with the safe harbor provisions of SEC Rule 10b-18.

         Wayne R. Weidner - Rule 10b5-1 Plan
         -----------------------------------

         On August 26, 2002, Wayne R. Weidner, Chairman, President and Chief Executive Officer, of National Penn Bancshares, Inc., adopted a plan to increase his ownership of National Penn common stock to approximately 52,500 shares from 37,606 shares over the next three months. This plan is intended to comply with SEC Rule 10b5-1. The plan was approved by National Penn's Board of Directors under its insider trading policy.

         Under Mr. Weidner's plan, he will exercise stock options for a total of 32,637 shares of National Penn common stock over a three-month period beginning August 28, 2002 and ending October 15, 2002. These options are exercisable at an exercise price of $8.80 per share. Mr. Weidner will pay the exercise price by the delivery of shares of National Penn common stock with a fair market value equal to the exercise price, as permitted by the governing Stock Option Plan and his stock option agreement.

         Based on the current market price of National Penn's common stock (approximately $27 per share), it is anticipated that these transactions will result in the net addition of approximately 14,900 shares to Mr. Weidner's total ownership of National Penn common stock.

         Trust Preferred Securities
         --------------------------

         On August 20, 2002, National Penn completed a public offering of 2,530,000 shares of 7.85% Trust Preferred Securities with an aggregate offering price of $63,250,000. The securities were issued by NPB Capital Trust II, a Delaware business trust subsidiary of National Penn, and are listed on the Nasdaq Stock Market's National Market under the symbol NPBCO.

         Proceeds of the offering were invested in National Penn
Bancshares, Inc., most of which will be additional Tier 1

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capital, which will expand National Penn's already well-capitalized capital base. National Penn expects to use the funds to retire its currently outstanding 9% trust preferred securities and for general corporate purposes, including capital contributions to its banking subsidiaries, for working capital and repurchases of common stock, and to fund future acquisitions.

         Statements made herein concerning National Penn's intended use of proceeds from the offering are forward-looking statements. Actual results could differ materially due to the following risks and uncertainties--deteriorating economic conditions; increased competition; interest rate movements; market volatility in the securities markets; legislative or regulatory developments; merger-related synergies, savings and integration issues; technological changes; and other risks and uncertainties discussed in National Penn's reports filed from time to time with the Securities and Exchange Commission. National Penn cautions readers not to place undue reliance on these statements. National Penn undertakes no obligation to publicly release or update any of these statements.


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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                               NATIONAL PENN BANCSHARES, INC.


                                               By  /s/Wayne R. Weidner
                                                   -----------------------------
                                                   Name:  Wayne R. Weidner
                                                   Title: Chairman, President
                                                          and CEO


Dated:  August 28, 2002


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